Exhibit 10.4

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made effective as of this 23rd day of June, 2008 (the “Effective Date”), among:

On the one hand:

SAP America, Inc., a Delaware corporation, and SAP AG, a German corporation and the parent of SAP America, Inc.; and

On the other hand:

i2 Technologies US, Inc., a Nevada corporation, and i2 Technologies, Inc., a Delaware corporation.

Recitals

A. On September 5, 2006, i2 Technologies US, Inc. and i2 Technologies, Inc. filed a lawsuit against SAP AG and SAP America, Inc. for infringement of U.S. Patents Nos. 5,764,543; 5,930,156; 5,983,194; 6,055,519; 6,167,380; 6,188,989; and 7,085,729 in the action of i2 Technologies US, Inc. and i2 Technologies, Inc. v. SAP AG and SAP America, Inc., Civil Action No. 2-06-cv352-CE, pending as of the Effective Date in the United States District Court for the Eastern District of Texas (the “Texas Action”). SAP America, Inc. and SAP AG have denied the claims asserted against them in the Texas Action, and have asserted counterclaims against i2 Technologies, Inc. in that action.

B. On August 15, 2007, SAP AG filed a lawsuit against i2 Technologies, Inc. for infringement of U.S. Patents Nos. 6,407,761 and 6,750,766 in the action of SAP AG v. i2 Technologies, Inc., Civil Action No. 4:07-cv-04187-SBA, pending as of the Effective Date in the United States District Court for the Northern District of California (the “California Action”). Subsequently, SAP AG was granted leave by the court to amend its complaint to add a claim for infringement of U.S. Patent No. 7,222,369. i2 Technologies, Inc. has denied the claims asserted against it in the California Action, and has asserted counterclaims against SAP AG in that action.

C. The Parties have an extensive history as partners and competitors and they desire to settle the Texas Action, the California Action, and all potential disputes between them pursuant to the terms of this Settlement Agreement.

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NOW, THEREFORE, in consideration of the foregoing premises and of the terms and conditions of this Agreement, SAP AG, SAP America, Inc. and i2 Technologies, Inc. (singularly referred to herein as a “Party” and jointly as the “Parties”) hereby agree as follows:

1. DEFINITIONS

1.1 “Affiliate” means, with respect to a Party, an Entity which on or after the Effective Date directly or indirectly controls, is controlled by or is under common control with such Party, whether through the ownership of securities, as a result of contract or otherwise, it being understood that the ownership of securities or other instruments representing fifty percent (50%) or more of the outstanding voting power of a particular Entity shall constitute control for purposes of this definition.

1.2 “California Action” shall have the meaning set forth in the Recitals.

1.3 “Change of Control” means: (a) the direct or indirect acquisition (except for transactions described in clause (b) of this paragraph below), whether in one or a series of transactions by any Entity or related Entities of (i) ownership, beneficial or otherwise, of issued and outstanding shares of capital stock of a Party, the result of which acquisition is that such Entity or such group possesses 50% or more of the combined voting power of all then-issued and outstanding capital stock of such Party, or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors (or such other governing body that exercises a similar level of control over such Entity in the event a Party or any successor Entity is not a corporation); or (b) a merger, consolidation or other reorganization or recapitalization of a Party with an Entity or a direct or indirect subsidiary of such Entity, provided that the result of such merger, consolidation or other reorganization or recapitalization, whether in one or a series of related transactions, is that the holders of the outstanding voting stock of such Party immediately prior to such consummation do not possess, whether directly or indirectly, immediately after the consummation of such transaction, in excess of 50% of the combined voting power of all then-issued and outstanding voting stock of the merged, consolidated, reorganized or recapitalized Entity, its direct or indirect parent, or the surviving Entity of such transaction.

1.4 “Entity” means any individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.

1.5 “Foundry Product” means:

(a) a product manufactured by a Party or its Affiliate for or on behalf of a specific third party, using designs or specifications received in a substantially completed form from that third party, for resale or re-license to or on behalf of that third party for its commercialization of such products, except in the case in which (i) such Party or its Affiliate owns the design or specification of such product and the product is not specifically designed for commercial exploitation substantially only by such third party; or (ii) such design or specification resulted from a bona fide joint development or joint participation between a Party or its Affiliate and such third party, including but not limited to a standards body or community organization and the resulting products, services or components provided by such Party or its Affiliate meet the definition of that Party’s Licensed Products as set forth herein; or (iii) such product is a customized version of an i2 Licensed Product, in the case of i2, or an SAP Licensed Product, in the case of SAP, and such third party is an end user who uses such customized version solely for its own end use, or (iv) such product is a custom product designed to be used in conjunction with an i2 Licensed Product, in the case of i2, or an SAP Licensed Product, in the case of SAP, and such third party is an end user who uses such custom product solely for its own end use; or

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(b) a product or service designed by or for a specific third party and sold, leased or otherwise transferred through or by a Party or its Affiliate for the sole purpose of attempting to make such product or service licensed or immune under the Patent rights of the other Party or its Affiliate that are the subject of this Agreement so that any third party can receive the benefit of such license or immunity with respect to such product or service.

1.6 “Have Made” means the right to have i2 Licensed Products or SAP Licensed Products, as the case may be, made by another manufacturer solely for the sale or license by the Parties hereto and their Affiliates, but only if the design and specifications for such Licensed Products are furnished by i2 or SAP or their respective Affiliates to the manufacturer, the manufacturer reasonably adheres to the design and specifications so furnished, and the manufacturer shall not receive any implied or express license rights hereunder other than the limited right to make the Licensed Products for sale or license by i2 or SAP or their Affiliates under the provisions of this Agreement.

1.7 “i2” means, collectively, i2 Technologies US, Inc. and i2 Technologies, Inc.

1.8 “i2 Authorized Developer” means any i2 Customer, any i2 Vendor, or any other third party authorized by i2 or an Affiliate of i2 to create (i) an i2 Licensed Product, (ii) a derivative work or modification of any i2 Licensed Product, and/or (iii) a product, service, or technology that utilizes or invokes functions, features, services or technology of an i2 Licensed Product.

1.9 “i2 Customer” means any direct or indirect customer of i2 or any Affiliate of i2, including but not limited to end users of any i2 Licensed Product.

1.10 “i2 Licensed Combination” means the combination of (i) an i2 Offering or a part thereof with (ii) another i2 Offering, or a part thereof, or a part of an i2 Offering referenced in clause (i) above, even if the i2 Offerings are purchased at different times and through different channels or the combination is created by or for the end user or by one of i2’s or its Affiliate’s distribution channels. For the purposes of clarification, an i2 Licensed Combination may be formed by the invocation from an application of services contained in or offered by an i2 Offering, rather than the actual combination of code.

1.11 “i2 Licensed Patents” means:

(a) all Patents issued anywhere in the world to or otherwise owned by i2 or an Affiliate of i2 as of the Effective Date, and all Patent applications (including provisional and non-provisional applications) filed by or on behalf of i2 or an Affiliate of i2 anywhere in the world as of the Effective Date, including but not limited to those Patents and Patent applications listed in Exhibit D;

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(b) all U.S. or foreign Patents or Patent applications that now or in the future claim priority to any of the Patents and Patent applications recited in clause (a);

(c) all divisional, continuation, continuation-in-part, re-issue, substitute, reexamination, renewal, extension, CPA and RCE applications and Patents based on any of the Patents or Patent applications recited in clauses (a) or (b);

(d) any Patents which may be granted anywhere in the world on any of the applications recited in clauses (a), (b), or (c); and

(e) any other Patents that as of the Effective Date are licensed to i2 or an Affiliate of i2 and with respect to which i2 or an Affiliate of i2 has the right to grant licenses within the scope of the licenses granted by i2 in Section 2.1 of this Agreement.

1.12 “i2 Licensed Process” means any process or method claimed in any of the i2 Licensed Patents.

1.13 “i2 Licensed Products” means:

(a) any i2 Offering,

(b) any derivative works, modifications, configurations, customizations, or extensions of any i2 Offering lawfully created by an i2 Authorized Developer, i2 Vendor, or i2 Customer if such derivative work, modification, configuration, customization or extension would not infringe an SAP Licensed Patent, whether directly or through inducement of or contribution to infringement, but for its being based on the i2 Offering from which it was derived, modified, configured, customized or extended,

(c) any i2 Licensed Combination, and

(d) any product, service or technology of a third party to the extent that it or a combination of it with an i2 Offering utilizes or invokes functions, features, services or technology, including but not limited to enterprise services, contained in or invocable from any i2 Offering, or to the extent it is developed in conformance to a specification specifically licensed by i2 or its Affiliate to such third party, if such third party product, service or technology would not infringe an SAP Licensed Patent, whether directly or through inducement of or contribution to infringement, but for its use of functions, features, services or technology contained in or invocable from the i2 Offering or but for its development in conformance to a specification specifically licensed by i2 or its Affiliate to such third party;

provided, however, that in no event shall “i2 Licensed Products” include any Foundry Products.

1.14 “i2 Offering” means any past, present or future software or hardware product, service, technology, specification, or platform that is sold, licensed, offered, imported, or provided by i2 or an Affiliate of i2 and that in the absence of this Agreement would infringe, whether directly or through inducement of or contribution to infringement by another, at least one claim of an SAP Licensed Patent.

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1.15 “i2 Vendor” means any third party authorized by i2 to license or resell, install, configure, maintain and/or customize any i2 Offering or provide training or consulting services related thereto, including system integrators, resellers, connector vendors, value added resellers, OEMs and partners.

1.16 “Patents” means utility patents, utility models and invention certificates but does not include design patents or similar rights protecting ornamental designs.

1.17 “SAP” means, collectively, SAP AG and SAP America, Inc.

1.18 “SAP Authorized Developer” means any SAP Customer, any SAP Vendor, or any other third party authorized by SAP or an Affiliate of SAP to create (i) an SAP Licensed Product, (ii) a derivative work or modification of any SAP Licensed Product, and/or (iii) a product, service, or technology that utilizes or invokes functions, features, services or technology of an SAP Licensed Product.

1.19 “SAP Customer” means any direct or indirect customer of SAP or any Affiliate of SAP, including but not limited to end users of any SAP Licensed Product.

1.20 “SAP Licensed Combination” means the combination of (i) an SAP Offering or a part thereof with (ii) another SAP Offering, or a part thereof, or a part of an SAP Offering referenced in clause (i) above, even if the SAP Offerings are purchased at different times and through different channels or the combination is created by or for the end user or by one of SAP’s or its Affiliate’s distribution channels. For the purposes of clarification, an SAP Licensed Combination may be formed by the invocation from an application of services contained in or offered by an SAP Offering, rather than the actual combination of code.

1.21 “SAP Licensed Patents” means:

(a) U.S. Patents Nos. 6,407,761; 6,750,766; and 7,222,369;

(b) all U.S. or foreign Patents or Patent applications that now or in the future claim priority to any of the Patents recited in clause (a);

(c) all divisional, continuation, continuation-in-part, re-issue, substitute, reexamination, renewal, extension, CPA and RCE applications and Patents based on any of the Patents or Patent applications recited in clauses (a) or (b);

(d) any Patents which may be granted anywhere in the world on any of the applications recited in clauses (b) or (c); and

(e) any other Patents that as of the Effective Date are licensed to SAP or an Affiliate of SAP and with respect to which SAP or an Affiliate of SAP has the right to grant licenses within the scope of the licenses and immunities granted by SAP in Sections 2.2 and 2.3 of this Agreement.

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1.22 “SAP Licensed Process” means any process or method claimed in any of the SAP Licensed Patents.

1.23 “SAP Licensed Products” means:

(a) any SAP Offering,

(b) any derivative works, modifications, configurations, customizations, or extensions of any SAP Offering lawfully created by an SAP Authorized Developer, SAP Vendor, or SAP Customer if such derivative work, modification, configuration, customization or extension would not infringe an i2 Licensed Patent, whether directly or through inducement of or contribution to infringement, but for its being based on the SAP Offering from which it was derived, modified, configured, customized or extended,

(c) any SAP Licensed Combination, and

(d) any product, service or technology of a third party to the extent that it or a combination of it with an SAP Offering utilizes or invokes functions, features, services or technology, including but not limited to enterprise services, contained in or invocable from any SAP Offering, or to the extent it is developed in conformance to a specification specifically licensed by SAP or its Affiliate to such third party, if such third party product, service or technology would not infringe an i2 Licensed Patent, whether directly or through inducement of or contribution to infringement, but for its use of functions, features, services or technology contained in or invocable from the SAP Offering or but for its development in conformance to a specification specifically licensed by SAP or its Affiliate to such third party;

provided, however, that in no event shall “SAP Licensed Products” include any Foundry Products.

1.24 “SAP Non-Assert Patents” means the following Patents other than SAP Licensed Patents:

(a) all Patents issued anywhere in the world to or otherwise owned by SAP or an Affiliate of SAP as of the Effective Date, and all Patent applications (including provisional and non-provisional applications) filed by or on behalf of SAP or an Affiliate of SAP anywhere in the world as of the Effective Date;

(b) all U.S. or foreign Patents or Patent applications that now or in the future claim priority to any of the Patents and Patent applications recited in clause (a);

(c) all divisional, continuation, continuation-in-part, re-issue, substitute, reexamination, renewal, extension, CPA and RCE applications and Patents based on any of the Patents or Patent applications recited in clauses (a) or (b);

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(d) any Patents which may be granted anywhere in the world on any of the applications recited in clauses (a), (b), or (c); and

(e) any other Patents that as of the Effective Date are licensed to SAP or an Affiliate of SAP and with respect to which SAP or an Affiliate of SAP has the right to grant immunities within the scope of the immunities granted by SAP in Section 2.3 of this Agreement.

1.25 “SAP Non-Assert Process” means any process or method claimed in any of the SAP Non-Assert Patents.

1.26 “SAP Offering” means any past, present or future software or hardware product, service, technology, specification, or platform that is sold, licensed, offered, imported, or provided by SAP or an Affiliate of SAP and that in the absence of this Agreement would infringe, whether directly or through inducement of or contribution to infringement by another, at least one claim of an i2 Licensed Patent.

1.27 “SAP Vendor” means any third party authorized by SAP to license or resell, install, configure, maintain and/or customize any SAP Offering or provide training or consulting services related thereto, including system integrators, resellers, connector vendors, value added resellers, OEMs and partners.

1.27 “Texas Action” shall have the meaning set forth in the Recitals.

2. GRANT OF LICENSES AND COVENANT NOT TO SUE

2.1 License Grants by i2.

(a) i2 grants to SAP and its Affiliates, SAP Vendors, SAP Customers (whether direct or indirect) and SAP Authorized Developers, an irrevocable, non-royalty bearing, fully paid-up, non-exclusive, worldwide, license, without the right to sublicense, under the i2 Licensed Patents to practice, design, make, Have Made, copy, operate, have operated, use, sell, offer to sell, license, and import SAP Licensed Products, and to practice any i2 Licensed Process involved in the manufacture or use of such SAP Licensed Products.

(b) i2 grants an irrevocable, non-royalty bearing, fully paid-up, non-exclusive worldwide, license, without the right to sublicense, under the i2 Licensed Patents to any supplier or provider to SAP or any Affiliate of SAP to make, Have Made, copy, use, sell, offer to sell, license, or import any component, part or portion of an SAP Licensed Product for or on behalf of SAP or its Affiliate and to practice any i2 Licensed Process involved in the manufacture or use of such component, part or portion of an SAP Licensed Product for or on behalf of SAP or its Affiliate; and

(c) The licenses granted in this Section 2.1 extend to activities of SAP and its Affiliates, SAP Vendors, SAP Customers and SAP Authorized Developers that would otherwise be deemed indirect infringement as further described in 35 USC Section 271. Other than the payments called for pursuant to Section 4 of this Agreement, no royalties or additional payments of any kind shall be required in order to maintain the foregoing licenses in full force.

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(d) If a third party making products under have-made rights transfers such products to any person or entity other than SAP, an Affiliate of SAP, an SAP Vendor, an SAP Authorized Developer, or supplier or provider to SAP or an Affiliate of SAP, those products will not be considered to be SAP Licensed Products and will not be within the scope of the license rights set forth in this Section 2.1.

2.2 License Grants by SAP.

(a) SAP grants to i2 and its Affiliates, i2 Vendors, i2 Customers (whether direct or indirect) and i2 Authorized Developers, an irrevocable, non-royalty bearing, fully paid-up, non-exclusive, worldwide, license, without the right to sublicense, under the SAP Licensed Patents to practice, design, make, Have Made, copy, operate, have operated, use, sell, offer to sell, license, and import i2 Licensed Products, and to practice any SAP Licensed Process involved in the manufacture or use of such i2 Licensed Products.

(b) SAP hereby grants an irrevocable, non-royalty bearing, fully paid-up, non-exclusive worldwide, limited license, without the right to sublicense, under the SAP Licensed Patents to any supplier or provider to i2 or any Affiliate of i2 to make, Have Made, copy, use, sell, offer to sell, license or import any component, part or portion of an i2 Licensed Product for or on behalf of i2 or its Affiliate and to practice any SAP Licensed Process involved in the manufacture or use of such component, part or portion of an i2 Licensed Product for or on behalf of i2 or its Affiliate; and

(c) The licenses granted in this Section 2.2 extend to activities of i2 and its Affiliates, i2 Vendors, i2 Customers and i2 Authorized Developers that would otherwise be deemed indirect infringement as further described in 35 USC Section 271. No royalties or additional payments of any kind shall be required in order to maintain the foregoing licenses in full force.

(d) If a third party making products under have-made rights transfers such products to any person or entity other than i2, an Affiliate of i2, an i2 Vendor, an i2 Authorized Developer, or supplier or provider to i2 or an Affiliate of i2, those products will not be considered to be i2 Licensed Products and will not be within the scope of the license rights set forth in this Section 2.2.

2.3 Covenant Not to Sue. SAP covenants that neither SAP nor any of its Affiliates shall at any time sue:

(a) i2 or any of its Affiliates, i2 Vendors, i2 Customers (whether direct or indirect) or i2 Authorized Developers for any claim that the practicing, design, manufacture, copying, use, sale, offer for sale, licensing, or importation at any time before the fifth anniversary of the Effective Date of any i2 Licensed Product, or that the practicing of an SAP Non-Assert Process involved in the manufacture or use of an i2 Licensed Product at any time before the fifth anniversary of the Effective Date, constitutes direct infringement, indirect infringement, contributory infringement, or inducement of infringement of any SAP Non-Assert Patents; or

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(b) any supplier or provider to i2 or any Affiliate of i2 for any claim that the manufacture, copying, use, sale, offer for sale, licensing or importation of any component, part or portion of an i2 Licensed Product for or on behalf of i2 or its Affiliate at any time before the fifth anniversary of the Effective Date, or that the practicing of an SAP Non-Assert Process involved in the manufacture or use of such component, part or portion of an i2 Licensed Product for or on behalf of i2 or its Affiliate at any time before the fifth anniversary of the Effective Date, constitutes direct infringement, indirect infringement, contributory infringement, or inducement of infringement of any SAP Non-Assert Patents.

(c) For clarity, nothing in this Agreement (including the releases set forth in Section 3.2) shall prohibit SAP or its Affiliates from instituting legal proceedings and seeking any and all remedies for infringement of any Non-Assert Patents based upon any acts taken after the fifth anniversary of the Effective Date, including but not limited to distribution of products after the fifth anniversary of the Effective Date manufactured before the fifth anniversary of the Effective Date.

2.4 Duration. The licenses set forth in Section 2.1 will extend to the full end of the term of the last to expire of the i2 Licensed Patents. The licenses set forth in Section 2.2 will extend to the full end of the term of the last to expire of the SAP Licensed Patents.

2.5 No Transfer and No Other Licenses. SAP has no right and agrees not to transfer any of the rights set forth in Section 2.1 except as permitted in Section 6.11 below. i2 has no right and agrees not to transfer any of the rights set forth in Sections 2.2 and 2.3 except as permitted in Section 6.11 below. Except as expressly set forth in Sections 2.1, 2.2, 2.3 and 3, no other license, right, or immunity is granted herein by a Party or its Affiliates, directly or by implication, estoppel or otherwise, and no such license or other right will arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation. However, each Party and its Affiliates shall be entitled to assert that the other Party or its Affiliates, successors or assigns is otherwise barred or estopped from asserting a Licensed Patent based on activities not arising from this Agreement as an affirmative defense or counterclaim to any claim relating to the Licensed Patents brought by the licensing Party or any other Entity. Neither Party has any obligation hereunder to furnish or disclose to the other Party any technical or other information or computer programs.

2.6 Spin Off of Business. In the event that a Party elects to spin off to an Entity (a “Spin Off Entity”) any part of its business to which one or more Licensed Patents relate, whether or not such Entity is an Affiliate of such Party, then:

(a) such Party shall give prompt written notice of such spin off to the other Party and of any assignment made pursuant to the provisions of this Section 2.6; and

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(b) the license rights granted by i2 in Section 2.1, or the license rights and covenant not to sue granted by SAP in Sections 2.2 and 2.3, as the case may be, shall continue to apply to such Spin Off Entity and its Affiliates, and as the case may be, its Authorized Developers, Customers and Vendors, but only with respect to (1) those SAP Licensed Products or i2 Licensed Products, as the case may be, actually distributed or generally available to Customers prior to the date such spin off is consummated (“Spin Off Licensed Products”) and (2) any future versions of Spin Off Licensed Products, but only with respect to those portions of such future versions that use or embody features, functionality, and/or technology used or embodied in the Spin Off Licensed Products prior to the date such spin off is consummated. Features, functionality and/or technology beyond that used or embodied in the Spin Off Licensed Products prior to the date such spin off is consummated will not be licensed or within the covenant not to sue, as the case may be, in such future versions, and new products or services of the Spin Off Entity will not be licensed or subject to the covenant not to sue. In addition, in the event of such an assignment, the licenses and the covenant not to sue granted to the Spin Off Entity shall be subject to the following limitations in the following two circumstances:

(i) If the Spin Off Entity itself had total revenues in the twelve (12) months immediately prior to the spin off, or is owned or controlled by an Entity that had total revenues attributable to sales or licensing of software, computer technology and/or information technology and related services in the twelve (12) months immediately prior to the spin off, equal to or exceeding three billion U.S. dollars (US$3,000,000,000), then the licenses and the covenant not to sue granted to the Spin Off Entity shall automatically become limited in the twelve (12) months immediately following such spin off to the lesser of (i) a fifteen percent (15%) increase in total volume of each Spin Off Licensed Product sold or licensed by the Spin Off Entity and its Affiliates over that sold by such Party and its Affiliates before the spin off and (ii) a volume of each Spin Off Licensed Product sold or licensed by the Spin Off Entity and its Affiliates that generate revenue to such Spin Off Entity and its Affiliates equal to no more than the revenue generated to such Party and its Affiliates by such Spin Off Licensed Product in the twelve (12) months preceding such spin off plus fifteen percent (15%); and shall be limited, in each of the successive twelve-month periods following such spin off, to the lesser of (i) the total volume of each Spin Off Licensed Product sold or licensed by the Spin Off Entity and its Affiliates in the immediately preceding twelve-month period plus fifteen percent (15%) and (ii) a volume of each Spin Off Licensed Product that generates revenue to such Spin Off Entity and its Affiliates equal to no more than the total amount of revenue generated to such Spin Off Entity and its Affiliates by such Spin Off Licensed Product during the immediately preceding twelve-month period plus fifteen percent (15%); and

(ii) If the Spin Off Entity itself had total revenues in the twelve (12) months immediately prior to the spin off, or is owned or controlled by an Entity that had total revenues attributable to sales or licensing of software, computer technology and/or information technology and related services in the twelve (12) months immediately prior to the spin off, equal to or exceeding one billion U.S. dollars (US$1,000,000,000) but less than three billion U.S. dollars (US$3,000,000,000), then the licenses and the covenant not to sue granted to the Spin Off Entity shall automatically become subject to the same limitations set forth in the preceding clause (i), except that the applicable percentages shall be twenty-five percent (25%) rather than fifteen percent (15%).

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(c) The provisions and limitations of this Section 2.6 shall apply to any subsequent spin offs that may be made by any Spin Off Entity.

3. RELEASES AND DISMISSAL OF LITIGATION

3.1 i2 Releases.

(a) i2, on behalf of itself and its Affiliates and their respective successors and assigns, irrevocably releases, acquits and forever discharges SAP and its Affiliates and their respective officers, directors, employees, agents, predecessors, successors, assigns, representatives, and attorneys (collectively, “SAP Releasees”), in each case from any and all claims or liabilities of any kind, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, accrued and unaccrued, from all causes of action of any kind or legal theory relating in any way to actions taken before the Effective Date by the SAP Releasees; provided, however, that nothing contained within this release shall be deemed to release SAP or its Affiliates from any of its duties or obligations set forth under this Agreement.

(b) i2, on behalf of itself and its Affiliates and their respective successors and assigns, irrevocably releases, acquits and forever discharges SAP Authorized Developers, SAP Customers, SAP Vendors, and any supplier or provider to SAP or any Affiliate of SAP, and their respective officers, directors, employees, agents, predecessors, successors, assigns, representatives, and attorneys, in each case from any and all claims or liabilities of any kind, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, accrued and unaccrued, from all causes of action of any kind or legal theory relating in any way to actions taken prior to the Effective Date which would have been licensed pursuant to Section 2.1 of this Agreement had this Agreement been in effect at the time such actions were taken.

3.2 SAP Releases.

(a) SAP, on behalf of itself and its Affiliates and their respective successors and assigns, irrevocably releases, acquits and forever discharges i2 and its Affiliates and their respective officers, directors, employees, agents, predecessors, successors, assigns, representatives, and attorneys (collectively, “i2 Releasees”), in each case from any and all claims or liabilities of any kind, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, accrued and unaccrued, from all causes of action of any kind or legal theory relating in any way to actions taken before the Effective Date by the i2 Releasees; provided, however, that nothing contained within this release shall be deemed to release i2 or its Affiliates from any of its duties or obligations set forth under this Agreement.

(b) SAP, on behalf of itself and its Affiliates and their respective successors and assigns, irrevocably releases, acquits and forever discharges i2 Authorized Developers, i2 Customers, i2 Vendors, and any supplier or provider to i2 or any Affiliate of i2, and their respective officers, directors, employees, agents, predecessors, successors, assigns, representatives, and attorneys, in each case from any and all claims or liabilities of any kind, at

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law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, accrued and unaccrued, from all causes of action of any kind or legal theory relating in any way to actions taken prior to the Effective Date which would have been licensed pursuant to Section 2.2 of this Agreement or would have been within the scope of the covenant not to sue set forth in Section 2.3 of this Agreement had this Agreement been in effect at the time such actions were taken.

3.3 General Releases. The releases by i2 and SAP in this Agreement include an express, informed, knowing and voluntary waiver and relinquishment to the fullest extent permitted by law as expressly stated in Sections 3.1 and 3.2 above. In this connection, the Parties acknowledge that they may have sustained damages, losses, costs or expenses arising from or related to claims, counterclaims, causes of action or liabilities that are presently unknown and unsuspected and that such claims, counterclaims, causes of action, liabilities, damages, losses, costs or expenses as may have been sustained may give rise to additional damages, losses, costs or expenses in the future. The Parties hereto further acknowledge that they have negotiated this Agreement taking into account presently unsuspected and unknown claims, counterclaims, causes of action, liabilities, damages, losses, costs and expenses, and the Parties hereto voluntarily and with full knowledge of its significance, expressly waive and relinquish any and all rights they may have under any state or federal statute, rule or common law principle, in law or equity, relating to limitations on general releases, including but not limited to such rights under Section 1542 of the California Civil Code (or statutes of similar import in other states), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

3.4 Dismissal of the Texas Action and the California Action With Prejudice. Within five (5) business days after receipt by i2 of the “Payment” set forth in Section 4 below, the Parties shall cause their respective attorneys to file with the United States District Court for the Eastern District of Texas a fully executed Proposed Stipulation and Order of Dismissal with Prejudice in the form attached hereto as Exhibit A, and to file with the United States District Court for the Northern District of California a fully executed Proposed Stipulation and Order of Dismissal with Prejudice in the form attached hereto as Exhibit B, with each side to bear its own fees and costs arising from or related to the Texas Action and the California Action.

3.5 Additional Documents. Each Party shall execute all such further and additional documents as may be necessary or desirable to carry out the provisions of this Section 3.

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4. FEES

4.1 Payment. In full consideration of the releases, licenses, covenant not to sue and other rights granted herein, SAP AG shall, in accordance with the provisions of Section 4.3 below, pay to i2 the amount of fifty million U.S. dollars (US$50,000,000) plus an additional amount (the “Additional Amount”) determined in accordance with the provisions of Exhibit E (the total of $50,000,000 plus the Additional Amount being referred to as the “Payment”) via wire transfer to the following account:

Bank Name:	JP Morgan Chase Bank Texas
Bank Address:	Dallas, TX 75201
For:	i2 Technologies Inc.
Address:	1170 Luna Road
Dallas, TX 75234
Account #:	32407006380
Routing#:	113000609
SWIFT code:	CHASUS33TEX

4.2 Fees and Costs. Each Party to this Agreement shall bear its own fees and costs, including attorneys’ fees, incurred in connection with the negotiation and drafting of this Agreement and in connection with any and all disputes between the Parties related to the Texas Action and the California Action.

4.3 Income Taxes and Procedure for Payment.

(a) Immediately upon execution of this Agreement, the Parties shall use their best efforts to obtain a stay of all proceedings in the Texas Action and the California Action pending execution of the procedures set forth in this Section 4.3 for making the Payment.

(b) Income taxes on the Payment will be borne by i2. Under German tax law, SAP is obligated to withhold the withholding tax in the case of license payments to recipients of compensation located abroad. (§ 50d EStG). This obligation can be ignored if SAP has been provided with an application of tax exemption in case of license payments. SAP will send to i2 within five (5) business days after execution of this Agreement a prepared application form of exemption from the German withholding tax. i2 shall promptly fill in and sign the application and return it to SAP together with a form 6166 Certification of Licensor as United States resident for U.S. taxation to:

SAP AG

Corporate Tax, attention Roland Schmidt

Dietmar-Hopp-Allee 16

69190 Walldorf

Germany

SAP shall, within five (5) business days after the Additional Amount has been determined in accordance with the procedures set forth in Exhibit E and SAP has received the signed application together with form 6166 from i2, forward these documents to the competent authorities Bundeszentralamt für Steuern to apply for the exemption certificate on behalf of i2. After the Bundeszentralamt für Steuern has issued the exemption certificate, SAP will remit the Payment to i2 within ten (10) business days without any withholding tax deductions. In the event that the Bundeszentralamt für Steuern denies issuance of the exemption certificate, then SAP shall gross up the amount of the Payment such that the amount received by i2 net of all

Settlement Agreement

withholding taxes shall equal the agreed amount set forth in Section 4.1 above, and shall remit such net amount to i2 within ten (10) business days of final denial of the exemption certificate by the Bundeszentralamt für Steuern.

4.4 Other Taxes. All taxes or customs duties on the Payment except income or corporation taxes will be borne by SAP.

4.5 Nonrefundable. The amount payable pursuant to Section 4.1 is nonrefundable for any reason, including the case that one or more of the i2 Licensed Patents are found to be invalid or unenforceable.

5. REPRESENTATIONS AND WARRANTIES AND INDEMNITY

5.1 Mutual Representations and Warranties. Each Party represents and warrants, solely to and for the benefit of the others, that:

(a) it has the full right, power and authority to enter into this Agreement and perform its obligations hereunder, to grant the releases set forth in this Agreement, and to grant the licenses and covenant not to sue, as the case may be, set forth in this Agreement;

(b) its performance of this Agreement shall not conflict with or result in a breach or violation of any of the terms or provisions or constitute a default under any other agreement by which it is bound or to which its assets are subject; and

(c) when executed and delivered, this Agreement shall constitute a legal, valid and binding obligation enforceable against it in accordance with its terms.

5.2 Representations and Warranties of i2. i2 represents and warrants to SAP that:

(a) i2 has not granted and will not grant any license or right in the i2 Licensed Patents that interferes or conflicts with any of the rights granted in Section 2.1 of this Agreement, and will take no action or omit to take any action that would prevent or hinder the exercise of the license rights granted in Section 2.1 of this Agreement and that i2 will bind any of its Affiliates or successors or assigns to the same obligation; and

(b) i2 has as of the Effective Date and throughout the term of this Agreement will continue to have (or shall cause to have) all rights in the i2 Licensed Patents necessary to allow SAP, its Affiliates, and their SAP Customers, SAP Vendors, SAP Authorized Developers, and suppliers and providers to SAP to exercise the license rights granted in Section 2.1 of this Agreement without any restriction or charge, and no entity other than i2, duly acting on behalf of itself and its Affiliates, is required to act in order to fully effectuate the licenses and releases of the scope contemplated in this Agreement.

Settlement Agreement

5.3 Representations and Warranties of SAP. SAP represents and warrants to i2 that:

(a) SAP has not granted and will not grant any license or right in the SAP Licensed Patents that interferes or conflicts with any of the rights granted in Section 2.2 of this Agreement, and will take no action or omit to take any action that would prevent or hinder the exercise of the license rights granted in Section 2.2 of this Agreement and that SAP will bind any of its Affiliates or successors or assigns to the same obligation; and

(b) SAP has as of the Effective Date and throughout the term of this Agreement will continue to have (or shall cause to have) all rights in the SAP Licensed Patents necessary to allow i2 and its Affiliates to exercise the license rights granted in Section 2.2 of this Agreement without any restriction or charge, and no entity other than SAP, duly acting on behalf of itself and its Affiliates, is required to act in order to fully effectuate the licenses and releases of the scope contemplated in this Agreement.

5.4 Indemnity.

(a) By i2. i2 and its Affiliates and successors and assigns shall indemnify, defend and hold harmless SAP, its Affiliates and their successors and assigns against their actual costs, attorneys’ fees, damages and other fees incurred, in the event of an actual or threatened claim of patent infringement made by i2 or any of its Affiliates under any of the i2 Licensed Patents against any Entity (including but not limited to SAP or its Affiliates) licensed pursuant to Section 2.1 above based upon any acts that were within the scope of the license of Section 2.1 at the time such acts were performed, provided that i2 or any of its Affiliates continues to assert any such actual or threatened claim of patent infringement after a period of thirty (30) days have elapsed after receipt of written notice from SAP that such acts by such Entity were licensed pursuant to Section 2.1 above. During this thirty (30) days period, the Parties shall cooperate in good faith in order to determine whether or not the claim made by i2 is made based upon acts by such Entity that were licensed pursuant to Section 2.1.

(b) By SAP. SAP and its Affiliates and successors and assigns shall indemnify, defend and hold harmless i2 and its Affiliates and their successors and assigns against their actual costs, attorneys’ fees, damages and other fees incurred, in the event of an actual or threatened claim of patent infringement made by SAP or any of its Affiliates in breach of the covenant not to sue set forth in Section 2.3 or made by SAP or any of its Affiliates under any of the SAP Licensed Patents against any Entity (including but not limited to i2 or its Affiliates) licensed pursuant to Section 2.2 above based upon any acts that were within the scope of the license of Section 2.2 at the time such acts were performed, provided that SAP or any of its Affiliates continues to assert any such actual or threatened claim of patent infringement after a period of thirty (30) days have elapsed after receipt of written notice from i2 that such claim is in breach of the covenant not to sue set forth in Section 2.3 or that such acts by such Entity were licensed pursuant to Section 2.2 above. During this thirty (30) days period, the Parties shall cooperate in good faith in order to determine whether or not the claim made by SAP is in breach of the covenant not to sue set forth in Section 2.3 or is made based upon acts by such Entity that were licensed pursuant to Section 2.2.

Settlement Agreement

5.5 General Disclaimer. Except as expressly set forth in Sections 5.1 and 5.2, the Licensed Patents are licensed “AS IS” without warranty of any kind, and each party hereby disclaims all other warranties, express, implied, and statutory, including but not limited to all implied warranties of merchantability, non-infringement and fitness for a particular purpose.

6. GENERAL

6.1 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all promises or understandings made prior to or contemporaneously herewith with respect to such subject matter.

6.2 Severability. In the event that any provision of this Agreement is deemed invalid, unenforceable or void by a final, non-appealable judgment of a court of competent jurisdiction in a proceeding initiated by a third party, the remainder of this Agreement shall be interpreted to the extent possible to effect the overall intention of the Parties at the Effective Date.

6.3 Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

6.4 Modification. This Agreement may not be amended, modified or altered in any way, except in a writing identified as such and signed by all Parties hereto.

6.5 Confidentiality. From and after the Effective Date, neither Party shall disclose the terms of this Agreement without the prior written consent of the other Party, except that a Party may make any of the following disclosures without prior written consent of the other Party:

(a) to any governmental or regulatory body including any stock exchanges having jurisdiction and/or regulatory obligations specifically requiring such disclosure;

(b) in response to a valid subpoena or as otherwise may be required by law;

(c) for the purposes of disclosure in connection with the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations; provided that before such disclosure (i) the Party making the disclosure shall use its best efforts to redact portions of this Agreement to the extent permitted by applicable law and regulations; and (ii) the disclosing Party shall provide the other Party with an opportunity to review and comment on the proposed redacted disclosure. To the extent one Party makes a disclosure of terms of this Agreement in accordance with this clause (c), the other Party shall be free to disclose the same terms of this Agreement in its own filings, reports or disclosures that may be required under applicable laws or regulations. The Parties agree that, in the event a Party includes only a summary of this Agreement in a filing, report or disclosure required under applicable laws or regulations, as opposed to the language of the Agreement itself, such Party shall, unless otherwise agreed by the Parties, use a summary in substantially the form set forth in Exhibit C hereto;

Settlement Agreement

(d) to a Party’s accountants, legal counsel, tax advisors and other financial and legal advisors, subject to obligations of confidentiality and/or privilege;

(e) as required during the course of litigation and subject to protective order; provided, however, that any production under a protective order would be protected under an “Attorney Eyes Only” or higher confidentiality obligation; and

(f) in confidence, in connection with a proposed merger, acquisition or similar transaction.

6.6 Publicity. Each Party shall maintain this Agreement in confidence and shall not disclose or otherwise discuss this Agreement, or its terms and conditions, except as expressly set forth in this Section 6.6. The Parties will mutually agree to a press release concerning this Agreement within ten (10) business days after execution of this Agreement and shall each promptly issue the agreed press release thereafter; other than such agreed press release, neither Party shall issue any press release relating to this Agreement. Each Party may disclose this Agreement and its terms and conditions as necessary to its respective accountants, Affiliates, legal counsel, tax advisors, insurance carriers, and bankers, or as may be required by law, rule, regulation or in connection with any court order, subpoena or valid process of law. Notwithstanding anything in this Section 6.6 to the contrary, (i) either Party may state that “i2 and SAP have entered into a patent license and settlement agreement,” and (ii) each Party may inform the Entities covered by the licenses, releases, and covenant not to sue, as the case may be, set forth in Sections 2 and 3 above that they are so covered.

6.7 Notices. Any notices given hereunder shall be in writing, will reference this Patent License and Settlement Agreement and will be deemed given when: (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below or such other addresses as may be designated by a Party by giving written notice to the other Party pursuant to this Section 6.7:

Notices to i2:

i2 Technologies Inc.

Attention: General Counsel

1170 Luna Road

Dallas, TX 75234

With a copy, which shall not constitute notice, to:

McKool Smith, P.C.

Attn: Theodore Stevenson III

300 Crescent Court, Suite 1500

Dallas, TX 75201

Fax: (214) 978-4288

Settlement Agreement

Notices to SAP:

SAP Labs, LLC

3421 Hillview Avenue

Palo Alto, CA 94304

Attention: Chief Intellectual Property Officer

Fax: (650) 849-4344

With a copy to:

SAP AG

Dietmar-Hopp-Allee 16

69190 Walldorf

Germany

Attention: Intellectual Property Counsel, Global IP Dept.

Fax: +49 6227 7 42060

6.8 Non-Waiver. The waiver of any breach of any provision of this Agreement shall not be deemed to be a waiver of any other breach of the same or any other provision of this Agreement.

6.9 Non-Agency. Nothing contained in this Agreement or the performance thereof is intended to or shall be construed to create any relationship of agency, partnership or joint venture between or among the Parties.

6.10 Enforcing Licensed Patents. Nothing in this Agreement shall be construed as an agreement by either Party to bring actions or suits against third parties for infringement of its Licensed Patents, or conferring any right to the other Party or its Affiliates to bring actions or suits against third parties for infringement of its Licensed Patents.

Settlement Agreement

6.11 Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld, except that a Party may assign this Agreement without the other Party’s written consent and subject to the provisions of Section 2.6 in connection with a Change of Control of such Party, and the license rights granted in Section 2.1 or 2.2 above and the covenant not to sue in Section 2.3, as the case may be, shall continue to apply to the Entity surviving such Change of Control (the “Surviving Entity”) and its Affiliates, and as the case may be, its Authorized Developers, Customers and Vendors, but only with respect to (i) those SAP Licensed Products or i2 Licensed Products, as the case may be, actually distributed or generally available to Customers prior to the date such Change of Control is consummated (“Surviving Entity Licensed Products”) and (ii) any future versions of Surviving Entity Licensed Products, but only with respect to those portions of such future versions that use or embody features, functionality, and/or technology used or embodied in the Surviving Entity Licensed Products prior to the date such Change of Control is consummated. Features, functionality and/or technology beyond that used or embodied in the Surviving Entity Licensed Products prior to the date such Change of Control is consummated will not be licensed or within the covenant not to sue, as the case may be, in such future versions, and new products or services of the Surviving Entity will not be licensed or subject to the covenant not to sue. In addition, in the event of such an assignment, the licenses and the covenant not to sue granted to the Surviving Entity shall be subject to the following limitations in the following two circumstances:

(a) If the Surviving Entity itself had total revenues in the twelve (12) months immediately prior to the Change of Control, or is owned or controlled by an Entity that had total revenues attributable to sales or licensing of software, computer technology and/or information technology and related services in the twelve (12) months immediately prior to the Change of Control, equal to or exceeding three billion U.S. dollars (US$3,000,000,000), then the licenses and the covenant not to sue granted to the Surviving Entity shall automatically become limited in the twelve (12) months immediately following such Change of Control to the lesser of (i) a fifteen percent (15%) increase in total volume of each Surviving Entity Licensed Product sold or licensed by the Surviving Entity and its Affiliates over that sold by such Party and its Affiliates before the Change of Control and (ii) a volume of each Surviving Entity Licensed Product sold or licensed by the Surviving Entity and its Affiliates that generate revenue to such Surviving Entity and its Affiliates equal to no more than the revenue generated to such Party and its Affiliates by such Surviving Entity Licensed Product in the twelve (12) months preceding such Change of Control plus fifteen percent (15%); and shall be limited, in each of the successive twelve-month periods following such Change of Control, to the lesser of (i) the total volume of each Surviving Entity Licensed Product sold or licensed by the Surviving Entity and its Affiliates in the immediately preceding twelve-month period plus fifteen percent (15%) and (ii) a volume of each Surviving Entity Licensed Product that generates revenue to such Surviving Entity and its Affiliates equal to no more than the total amount of revenue generated to such Surviving Entity and its Affiliates by such Surviving Entity Licensed Product during the immediately preceding twelve-month period plus fifteen percent (15%); and

(b) If the Surviving Entity itself had total revenues in the twelve (12) months immediately prior to the Change of Control, or is owned or controlled by an Entity that had total revenues attributable to sales or licensing of software, computer technology and/or information technology and related services in the twelve (12) months immediately prior to the Change of Control, equal to or exceeding one billion U.S. dollars (US$1,000,000,000) but less than three billion U.S. dollars (US$3,000,000,000), then the licenses and the covenant not to sue granted to the Surviving Entity shall automatically become subject to the same limitations set forth in the preceding clause (a), except that the applicable percentages shall be twenty-five percent (25%) rather than fifteen percent (15%).

(c) The provisions and limitations of this Section 6.11 shall apply to any subsequent assignments by any Surviving Entity that may undergo a Change of Control.

(d) Each Party shall give prompt written notice to the other Party of any assignment made pursuant to the provisions of this Section 6.11. Any attempted or purported assignment or delegation by a Party in violation of this Section 6.11 or Section 2.6 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. For the avoidance of doubt, the licenses granted herein shall run with the Licensed Patents irrespective of future transfers, assignments, or licenses of such Licensed Patents. Nothing in this provision shall restrict or prevent a Party from transferring, assigning or licensing any of its Licensed Patents without prior written notice or consent of the other Party, but subject to the rights and licenses granted hereunder. Each Party agrees, however, to provide the other Party with notice of any transfer or assignment of any Licensed Patent.

Settlement Agreement

6.12 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to or application of choice of law rules or principles.

6.13 Cumulation. All rights and remedies enumerated in this Agreement will be cumulative and none will exclude any other right or remedy permitted herein or by law.

6.14 Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel in connection with the negotiation, drafting and execution of this Agreement. The language used in this Agreement shall be deemed to be language chosen by all Parties to express their mutual intent, and no rule of strict construction against any Party shall be applied to any term or provision hereof.

6.15 Captions. The captions to the sections or subsections of this Agreement are solely for the convenience of the Parties, are not a part of this Agreement, and shall not be used for the interpretation of, or determination of the validity of, this Agreement or any provision hereof.

6.16 Bankruptcy. Each Party acknowledges that all rights and licenses granted by it under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each Party acknowledges that if it, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, the other Party may elect to retain its license rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. 365(c)(1) or successor provisions to the effect that applicable law excuses the Party, other than the debtor, from accepting performance from or rendering performance to an entity other than the debtor or debtor in possession as a basis for opposing assumption of the Agreement by the other Party in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute. Any Change of Control resulting from any such bankruptcy proceeding shall remain subject to Section 6.11 above

6.17 Dispute Resolution. The Parties will attempt to resolve by mediation using Hesha Abrams, if reasonably available, any dispute or claim arising out of or relating to this Agreement within thirty (30) days of one Party giving notice of the dispute or claim to the other Party. In the event such dispute or claim cannot be resolved within such thirty (30) days, then either Party may serve the other Party with a notice of arbitration, and in such event, the dispute or claim will be submitted to binding arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA) then in force and the Federal Arbitration Act. The terms of this Agreement shall control in the event of any inconsistency between it and the AAA rules. The arbitration will be conducted by a single arbitrator who shall have substantial experience in patent law and who shall apply Delaware law and applicable federal law to the dispute or claim. The arbitrator will be selected by mutual agreement of the

Settlement Agreement

Parties, and in the event the Parties are unable to agree within thirty (30) days of one Party’s notification of their intention to initiate arbitration, then each Party shall nominate a person unaffiliated with the Party to select the arbitrator, and the two nominees shall then mutually select the arbitrator. Judgment on the award may be entered in any court of competent jurisdiction. The statute of limitations and doctrines of laches, estoppel and the like which would apply to a lawsuit will apply in arbitration, and invocation of arbitration will be equivalent to beginning a lawsuit for this purpose. The prevailing party in the arbitration proceeding, as determined by the arbitrator, shall be entitled to recover its reasonable attorneys fees and costs for the arbitration, including the fees of the arbitrator and the arbitration fees of the AAA, from the other Party. This dispute resolution provision is applicable only to the Parties and their Affiliates and their respective successors and assigns, and does not apply to other Entities.

[remainder of this page intentionally left blank]

Settlement Agreement

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed through its duly authorized representative below.

SAP AG	I2 Technologies, Inc.

By:	By:

Printed Name:	Printed Name:

Title:	Title:

SAP AG	I2 Technologies US, Inc.

By:	By:

Printed Name:	Printed Name:

Title:	Title:

SAP America, Inc.

By:

Printed Name:

Title:

Settlement Agreement

Exhibit A

Proposed Stipulation and Order of Dismissal with Prejudice

(Texas Action)

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

MARSHALL DIVISION

i2 Technologies US, Inc., and i2 Technologies, Inc., Plaintiffs,
v.	Civil Action No. 2-06-CV-352-CE
SAP AG, and SAP America, Inc., Defendants.	JURY TRIAL REQUESTED

STIPULATION OF DISMISSAL WITH PREJUDICE

Come now Plaintiffs i2 Technologies US, Inc. and i2 Technologies, Inc. (collectively, “i2”) and files this stipulation of dismissal as to Defendants SAG AG, and SAP America, Inc. (collectively, “SAP”). i2 has agreed to dismiss all claims asserted against SAP in this case with prejudice in accordance with a Patent License and Settlement Agreement. Accordingly, pursuant to Federal Rule of Civil Procedure 41(a)(1), i2 stipulates to the dismissal with prejudice of all claims asserted in this case against SAP. The parties further stipulate that they shall bear their own attorneys’ fees, expenses, and costs.

Settlement Agreement

Dated: June __, 2008.	Respectfully submitted,

McKOOL SMITH, P.C.

/s/ Sam Baxter

Sam Baxter, Lead Attorney

Texas State Bar No. 01938000

sbaxter@mckoolsmith.com

McKool Smith, P.C.

104 East Houston, Suite 300

Marshall, Texas 75670

Telephone: (903) 923-9000

Facsimile: (903) 923-9099

Theodore Stevenson, III

Texas State Bar No. 19196650

tstevenson@mckoolsmith.com

David Sochia

Texas State Bar No. 00797470

dsochia@mckoolsmith.com

William E. Davis, III

Texas State Bar No. 24047416

wdavis@mckoolsmith.com

McKool Smith, P.C.

300 Crescent Court, Suite 1500

Dallas, Texas 75201

Telephone: (214) 978-4000

Telecopier: (214) 978-4044

Andrew W. Spangler

Texas State Bar No. 24041960

spangler@spanglerlawpc.com

Spangler Law P.C.

208 N. Green St., Suite 300

Longview, Texas 75601

Telephone: (903) 753-9300

Telecopier: (903) 553-0403

ATTORNEYS FOR PLAINTIFFS

i2 TECHNOLOGIES US, INC. AND i2

TECHNOLOGIES, INC.

Settlement Agreement

CERTIFICATE OF SERVICE

I hereby certify that a true and correct copy of the foregoing document was served on counsel of record via ECF or U.S. Mail on this              day of June, 2008.

/s/ William E. Davis, III
William E. Davis, III

CERTIFICATE OF CONFERENCE

I hereby certify that counsel for i2 conferred with counsel for SAP on the relief requested in this motion pursuant to L.R. CV-7(h) and that the parties agree to the relief requested.

/s/ William E. Davis, III
William E. Davis, III

Settlement Agreement

Exhibit B

Proposed Stipulation and Order of Dismissal with Prejudice

(California Action)

DAVID L. HAYES (CSB No. 122894) (dhayes@fenwick.com) MICHAEL J. SACKSTEDER (CSB No. 191605) (msacksteder@fenwick.com) FENWICK & WEST LLP 555 California Street 12th Floor San Francisco, CA 94104
Telephone: Facsimile:	(415) 875-2300 (415) 281-1350

SAINA S. SHAMILOV (CSB No. 216636)

    (sshamilov@fenwick.com)

TODD R. GREGORIAN (CSB NO. 236096)

    (tgregorian@fenwick.com)

FENWICK & WEST LLP

Silicon Valley Center, 801 California Street

Mountain View, CA 94041

Telephone: Facsimile:	(650) 988-8500 (650) 938-5200

Attorneys for Plaintiff SAP AKTIENGESELLSCHAFT

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

OAKLAND DIVISION

SAP AKTIENGESELLSCHAFT, a German corporation, Plaintiff, v. i2 TECHNOLOGIES, INC., a Delaware corporation, Defendant.	Case No. 4:07-cv-04187 SBA STIPULATION OF DISMISSAL BETWEEN PLAINTIFF SAP AKTIENGESELLSCHAFT AND DEFENDANT i2 TECHNOLOGIES AND [PROPOSED] ORDER

Settlement Agreement

The parties having agreed to a settlement of this matter without admissions of any kind, IT IS HEREBY STIPULATED by and between the plaintiff/counterclaim defendant, SAP Aktiengesellschaft., and the defendant/counterclaimant, i2 Technologies, Inc., through their designated counsel:

1. Pursuant to Fed. R. Civ. P. 41, the above captioned action, including all claims and counterclaims that were asserted or could be asserted in the action with respect to United States Patent Nos. 6,407,761 , 6,750,766 , and 7,222,369, is hereby DISMISSED WITH PREJUDICE.

2. Each party shall bear its own attorneys’ fees and costs.

IT IS SO STIPULATED, THROUGH COUNSEL OF RECORD.

Dated: June , 2008	FENWICK & WEST LLP

	By:	/s/ Michael Sacksteder
Michael Sacksteder

Attorneys for Plaintiff SAP Aktiengesellschaft

Dated: June , 2008

	By:	/s/ Jason Sonoda
Jason Sonoda

Attorneys for Defendant i2 Technologies, Inc.

PURSUANT TO STIPULATION, IT IS SO ORDERED.

Dated: , 2008

The Honorable Saundra Brown Armstrong United States District Judge Northern District of California

Settlement Agreement

Exhibit C

Summary of the Agreement

On June 23, 2008, i2 Technologies, Inc., and SAP AG and SAP America, Inc. (collectively, “SAP”), entered into a Settlement Agreement (the “Agreement”) to settle the existing patent litigation between the companies. Under the terms of the Agreement, each party will license to the other party certain patents in exchange for a one-time cash payment of              U.S. dollars (US$             ). In addition, each party has agreed not to pursue legal action against the other party for its actions taken to enforce any of the licensed patents prior to the effective date of the Agreement. The Agreement also provides for general releases, indemnification for its violation, and dismisses the existing litigations between the parties with prejudice.

[The following paragraph is for use solely by SAP in connection with its annual report and its Form 20-F filing with the SEC]

In the event of a change of control transaction, rights granted in the Agreement shall continue to apply to the Entity surviving the change of control (the “Surviving Entity”) for those products actually distributed or generally available to customers prior to the date such change of control is consummated. If the Surviving Entity itself has total annual revenues immediately before the change of control equal to or exceeding three billion U.S. dollars (US$3,000,000,000), then the rights shall automatically become limited to cover fifteen percent (15%) annual growth. If the Surviving Entity itself has total annual revenues immediately before the change of control between one and three billion U.S. dollars (US$1,000,000,000 to US$3,000,000,000), then the rights shall automatically become limited to cover twenty-five percent (25%) annual growth.

Settlement Agreement

Exhibit D

Partial Listing of i2’s Issued Patents and Patents Applications

as of the Effective Date

ISSUED PATENTS

Status	Serial No. & Patent No.	Title of Invention
Issued	11/319,929	Estimating Base Sales Volume
Issued: 3/27/2007	7,197,473
Expires: 4/9/2021

Issued	08/314,073	Software System Utilizing a Filtered Priority Queue and Method of Operation
Issued: 5/13/1997	5,630,123
Expires: 9/28/2014

Issued	08/491,167	System and Method for Managing Available to Promise Product (ATP)
Issued: 2/13/2001	6,188,989
Expires: 6/16/2015

Issued	08/491,153	Extensible Model Network Representation System for Process Planning
Issued: 6/9/1998	5,764,543
Expires:

Issued	08/491,121	Model-Independent and Interactive Report Generation System and Method of Operation
Issued: 11/3/1998	5,832,532
Expires:

Issued	08/491,168	Stategy Driven Planning System and Method of Operation
Issued: 12/1/1998	5,845,258
Expires: 6/16/2015

Settlement Agreement

Issued	08/697,261	System and Method for Extended Enterprise Planning Across a Supply Chain
Issued: 10/26/1999	5,974,395
Expires:

Issued	08/802,434	System and Method for Allocating Manufactured Products to Sellers
Issued: 12/26/2000	6,167,380
Expires: 2/18/2017

Issued	08/806,222	Software System Utilizing a Filtered Priority Queue and Method of Operation
Issued: 4/25/2000	6,055,533
Expires: 2/25/2017

Issued	08/800,717	System for Optimizing a Network Plan and Method of Operation
Issued: 8/24/1999	5,943,244
Expires: 2/17/2017

Issued	08/805,683	Factory Network Having Planning Coordination Systems for Coordinating Separate Factory Planning Systems and a Method of Operation
Issued: 11/9/1999	5,983,194
Expires: 2/25/2017

Settlement Agreement

Issued	08/917,151	System and Process for Inter-Domain Planning Analysis and Optimization Using Model Agents as Partial Replicas of Remote Domains
Issued: 11/30/1999	5,995,945
Expires: 8/25/2017

Issued	08/918,227	System and Process for Inter-Domain Interaction Across an Inter-Domain Connectivity Plane
Issued: 8/3/1999	5,931,900
Expires: 8/25/2017

Issued	08/918,222	System and Process Having a Universal Adapter Framework and Providing a Global User Interface and Global Messaging Bus
Issued: 4/24/2001	6,222,533
Expires: 8/25/2017

Issued	09/036,903	Method and Apparatus for Optimizing Constraint Models
Issued: 2/29/2000	6,031,984
Expires:

Issued	08/947,544	Framework for Negotiation and Tracking of Sale of Goods
Issued: 4/25/2000	6,055,519
Expires: 10/11/2017

Issued	09/195,332	Computer-Implemented Product Valuation Tool
Issued: 5/20/2008	7,376,578
Expires: 11/18/2018

Settlement Agreement

Issued	09/057,036	Extensible Model Network Representation System for Process Planning
Issued: 7/27/1999	5,930,156
Expires: 4/8/2018

Issued	09/026,752	Computer Implemented Planning System and Process Providing Mechanism for Grouping and Prioritizing Consumer Objects Based on Multiple Criteria
Issued: 4/4/2000	6,047,290
Expires: 2/20/2018

Issued	09/059,223	Model-Independent and Interactive Report Generation Sysem and Method of Operation
Issued: 8/10/1999	5,937,155
Expires: 4/13/2018

Issued	09/359,175	Computer-Implemented Value Management Tool for an Asset Intensive Manufacturer
Issued: 7/24/2001	6,266,655
Expires:

Issued	09/092,348	System and Process Allowing Collaboration Within and Between Enterprises for Optimal Decision Making
Issued: 9/12/2000	6,119,149
Expires:

Settlement Agreement

Issued	09/371,821	Data Structure and Operations for Time-Varying Variable in an Enterprise Model
Issued: 4/16/2002	6,374,249
Expires:

Issued	09/325,937	Computer Implemented Scheduling System and Process Using Abstract Local Search Technique
Issued: 9/24/2002	6,456,996
Expires:

Issued	09/322,430	Computer Implemented System and Method for High Level Controlled Searching Through a Problem Space
Issued: 5/15/2001	6,233,572
Expires:

Issued	09/374,461	System and Method for Visually Representing a Supply Chain
Issued: 6/10/2003	6,577,304
Expires: 8/13/2019

Issued	09/397,423	System and Method for Displaying Planning Information Associated with a Supply Chain
Issued: 9/20/2005	6,947,905
Expires: 9/17/2019

Settlement Agreement

Issued	09/154,373	Computer-Implemented Product Development Planning Method
Issued: 5/15/2001	6,233,493
Expires: 9/16/2018

Issued	09/397,473	System and Method for Displaying Logistics Information Associated with a Supply Chain
Issued: 11/26/2002	6,486,899
Expires: 9/17/2019

Issued	09/156,722	Computer Workspace Providing Event Management Based on a Permissibility Framework
Issued: 9/11/2001	6,289,385
Expires:

Issued	09/156,265	System and Method for Remotely Accessing Data
Issued: 12/25/2001	6,334,146
Expires:

Issued	09/156,264	Communication Across One or More Enterprise Boundaries Regarding the Occurrence of a Workflow Event
Issued: 5/20/2003	6,567,783
Expires:

Settlement Agreement

Issued	09/156,333	Synchronizing One or More Workflows Using One or More Synchronization-Join Activities that Include Synchroization Logic
Issued: 5/28/2002	6,397,192
Expires:

Issued	09/156,334	Method and System for Managing Collaboration Within and Between Enterprises
Issued: 5/2/2006	7,039,597
Expires: 9/18/2018

Issued	09/156,342	System and Method for Event Notification Through a Firewall
Issued: 9/11/2001	6,289,384
Expires: 9/18/2018

Issued	09/154,661	Object-Oriented Workflow for Multi-Enterprise Collaboration
Issued: 5/28/2002	6,397,191
Expires:

Issued	09/156,434	Exemplar Workflow Used in the Design and Deployment of a Workflow for Multi-Enterprise Collaboration
Issued: 8/27/2002	6,442,528
Expires:

Issued	09/398,170	System and Method for Multi-Enterprise Supply Chain Optimization
Issued: 8/21/2007	7,260,550
Expires: 9/17/2019

Settlement Agreement

Issued	09/398,171	System and Method for Managing ATP Data in a Distributed Supply Chain Planning Environment
Issued: 11/8/2005	6,963,847
Expires: 9/17/2019

Issued	09/397,818	Binary Trees for Detecting Inventory Problems in an Enterprise Model
Issued: 9/13/2005	6,944,598
Expires: 9/17/2019

Issued	09/408,336	Binary Tree with Override Nodes for Representing a Time-Varying Function in an Enterprise Model
Issued: 11/20/2001	6,321,230
Expires:

Issued	09/305,580	Graph-Based Schedule Builder for Tightly Constrained Scheduling Problems
Issued: 12/3/2002	6,490,566
Expires: 5/5/2019

Issued	09/241,361	System and Method for Generating Dependent Data
Issued: 8/27/2002	6,442,554
Expires: 1/29/2019

Issued	09/292,528	System and Method for Optimizing the Allocation of a Resource
Issued: 4/16/2002	6,374,227
Expires:

Settlement Agreement

Issued	09/282,912	Three-Dimensional Production Schedule Display for Computer-Implemented Production Management System
Issued: 4/9/2002	6,370,509
Expires:

Issued	09/292,644	System and Method for Optimizing the Allocation of a Resource
Issued: 11/20/2001	6,321,207
Expires:

Issued	09/362,776	Method for Planning Key Component Purchases to Optimize Revenue
Issued: 11/30/2004	6,826,538
Expires:

Issued	09/411,069	System and Process for Inter-Domain Planning Analysis and Optimization Using Model Agents as Partial Replicas of Remote Domains
Issued: 12/18/2001	6,332 ,130
Expires:

Settlement Agreement

Issued	09/415,052	System and Method for Performing a Business Process in a Multi-Enterprise, Collaborating Network
Issued: 8/14/2007	7,257,541
Expires: 10/8/2019

Issued	09/415,507	Method and System for Optimizing Request-Promise Workflows
Issued: 5/17/2005	6,895,384
Expires:

Issued	09/534,915	System and Method for Managing Event Publication and Subscription
Issued: 3/25/2008	7,349,945
Expires: 3/23/2020

Issued	09/520,669	System and Method for Collaborative Batch Aggregation and Scheduling
Issued: 5/6/2003	6,560,501
Expires:

Issued	09/608,792	Warranty Transaction System and Method
Issued: 8/23/2005	6,934,686
Expires: 12/10/2023

Issued	09/494,162	System and Method Providing a Three-Dimensional Display of Values Relative to Comparison Values
Issued: 10/8/2002	6,462,736
Expires: 1/25/2020

Settlement Agreement

Issued	09/504,247	System and Method for Allocating Manufactured Products to Sellers
Issued: 8/1/2006	7,085,729
Expires: 2/15/2020

Issued	09/535,905	System and Method for Providing Cross-Dimensional Computation and Data Access in an On-Line Analytical Processing (OLAP) Environment
Issued: 6/3/2003	6,574,619
Expires: 3/24/2020

Issued	09/548,466	Method and System for Multi-Enterprise Optimization Using Flexible Trade Contracts
Issued: 5/13/2008	7,373,323
Expires: 4/13/2020

Issued	09/580,327	System and Method for Retrieving Data from a Database Using a Data Management System
Issued: 10/18/2005	6,957,234
Expires: 5/26/2020

Issued	09/679,464	System and Method for Service Transaction Brokering Among Distributed Marketplaces
Issued: 7/26/2005	6,922,675
Expires:

Settlement Agreement

Issued	09/773,685	System and Method for Developing Software Applications Using an Extended XML-Based Framework
Issued: 1/18/2005	6,845,499
Expires:

Issued	09/631,367	System and Process Allowing Collaboration Within and Between Enterprises for Optimal Decision Making
Issued: 12/18/2001	6,332,155
Expires:

Issued	09/930,673	Network Application Program Interface Facilitating Communication in a Distributed Network Environment
Issued: 5/8/2007	7,216,142
Expires: 12/21/2023

Issued	09/771,207	System and Method for Demand Planning Using Sequential Forecasting
Issued: 10/3/2006	7,117,164
Expires: 8/19/2023

Settlement Agreement

Issued	09/675,780	System and Method for Transforming Custom Content Generation Tags Associated with Web Pages
Issued: 8/8/2006	7,089,330
Expires: 6/22/2024

Issued	09/941,960	Value Chain Management
Issued: 3/25/2008	7,349,861
Expires: 3/20/2025

Issued	09/745,979	System and Method for Generating Market Pricing Information for Non-Fungible Items
Issued: 5/27/2008	7,379,898
Expires: 9/29/2024

Issued	09/742,851	System and Method for Retrieving Information According to Improved Matching Criteria
Issued: 3/16/2004	6,708,174
Expires:

Issued	09/745,374	System and Method for Migrating Data in an Electronic Commerce System
Issued: 11/20/2007	7,299,255
Expires: 9/15/2024

Issued	09/745,980	System and Method for Selective Database Indexing
Issued: 3/16/2004	6,708,161
Expires:

Settlement Agreement

Issued	09/925,149	Generating an Order Plan for a Supply Chain Network
Issued: 2/13/2007	7,177,827
Expires: 6/7/2023

Issued	09/841,320	Extreme Capacity Management in an Electronic Marketplace Environment
Issued: 5/6/2008	7,370,009
Expires: 5/3/2025

Issued	09/842,297	Guided Buying Decision Support in an Electronic Marketplace Environment
Issued: 12/27/2005	6,980,966
Expires: 4/2/2024

Issued	09/953,462	Providing Decision Support Based on Past Participant Performance Within an Electronic Marketplace Environment
Issued: 11/8/2005	6,963,849
Expires: 3/12/2024

Issued	09/940,764	Generation and Execution of Custom Requests for Quote
Issued: 6/10/2008	7,386,475
Expires: 6/20/2025

Issued	09/972,383	Fulfillment Management System for Managing ATP Data in a Distributed Supply Chain Environment
Issued: 7/24/2007	7,249,044
Expires: 7/16/2024

Issued	10/033,103	Redistribution of Parts in a Disbribution Network
Issued: 5/1/2007	7,210,624
Expires: 4/22/2024

Settlement Agreement

Issued	10/032,971	Optimized Deployment of Parts in a Distribution Network
Issued: 2/26/2008	7,337,031
Expires: 4/29/2025

Issued	09/832,576	System and Method for Lean Inventory Management
Issued: 8/8/2006	7,089,196
Expires: 11/7/2023

Issued	09/825,083	System and Method for Allocating Data in a Hierarchical Organization of Data
Issued: 1/17/2006	6,988,104
Expires: 1/18/2023

Issued	09/755,751	System and Method for Remotely Monitoring and Managing Applications Across Multiple Domains
Issued: 6/13/2006	7,062,540
Expires: 2/20/2024

Issued	09/834,836	Synchronization of Planning Information in a High Availability Planning and Scheduling Architecture
Issued: 5/9/2006	7,043,444
Expires: 4/13/2024

Issued	09/829,476	Estimating Base Sales Volume Using a Low-Pass Filter Approach
Issued: 4/11/2006	7,028,000
Expires: 12/24/2023

Issued	09/834,802	Local and Remote Client-Server Interface Transparency in Distributed Software Systems
Issued: 6/13/2006	7,062,542
Expires: 5/7/2024

Settlement Agreement

Issued	09/895,528	System and Method for Campaign Planning
Issued: 5/6/2003	6,560,502
Expires:

Issued	09/858,322	Pre-Qualifying Sellers During the Matching Phase of an Electronic Commerce Transaction
Issued: 3/25/2008	7,349,868
Expires: 2/23/2024

Issued	09/892,300	Providing Market Feedback Associated with Electronic Commerce Transactions to Sellers
Issued: 2/12/2008	7,330,829
Expires: 2/14/2024

Issued	09/858,269	Facilitating Electronic Commerce Transactions Using Buyer Profiles
Issued: 1/3/2006	6,983,276
Expires: 4/12/2024

Issued	09/884,393	Distributed Processing of Search Results in an Electronic Commerce System
Issued: 10/24/2006	7,127,416
Expires: 10/19/2023

Issued	09/895,489	Protecting Content from Unauthorized Reproduction
Issued: 3/18/2008	7,346,560
Expires: 3/10/2025

Issued	09/895,894	Protecting Content from Unauthorized Reproduction
Issued: 1/9/2007	7,162,453
Expires: 3/5/2024

Issued	09/884,007	Content Enhancement in an Electronic Marketplace
Issued: 8/28/2007	7,263,515
Expires: 8/27/2024

Settlement Agreement

Issued	09/844,847	Optimization Using a Multi-Dimensional Data Model
Issued: 4/18/2006	7,031,955
Expires: 3/20/2024

Issued	09/835,003	High Availability Planning and Scheduling Architecture
Issued: 4/4/2006	7,024,371
Expires: 12/5/2023

Issued	09/949,378	Intelligent Order Promising
Issued: 6/20/2006	7,065,499
Expires: 2/26/2024

Issued	09/895,487	Demand Breakout For a Supply Chain
Issued: 7/24/2007	7,248,937
Expires: 7/5/2024

Issued	09/944,908	Conflict Detection and Resolution in Association with Data Allocation
Issued: 3/29/2005	6,873,994
Expires:

Issued	09/976,791	Sourcing of Bills of Materials
Issued: 5/23/2006	7,050,874
Expires: 1/25/2024

Issued	10/001,506	Third Party Document Storage and Reuse
Issued: 12/12/2006	7,149,744
Expires: 3/9/2024

Issued	09/999,524	Document Storage and Classification
Issued: 5/30/2006	7,054,841
Expires: 6/26/2023

Issued	10/164,516	Software Deployment System and Method
Issued: 7/4/2006	7,073,164
Expires: 7/5/2024

Issued	10/175,562	Matching and Cleansing of Part Data
Issued: 10/24/2006	7,127,458
Expires: 11/1/2023

Issued	10/037,695	Dynamic Load Balancing Using Semantic Traffic Monitoring
Issued: 8/17/2004	6,778,991
Expires:

Settlement Agreement

Issued	10/032,945	Dynamic Database Redirection Using Semantic Taxonomy Information
Issued: 5/29/2007	7,225,146
Expires: 7/1/2024

Issued	10/086,761	Automatically Generating Graphical User Interface Elements at a Client System According to a Current Configuration Model
Issued: 12/6/2005	6,973,626
Expires: 4/11/2024

Issued	10/086,757	Using Connectors to Automatically Update Graphical User Interface Elements at a Client System According to an Updated State of a Configuration
Issued: 1/3/2006	6,983,421
Expires: 4/4/2024

Issued	09/800,169	Messaging System for Computers
Issued: 7/19/2005	6,920,476
Expires:

Issued	09/800,168	Computer Security System
Issued: 3/14/2006	7,013,485
Expires: 1/10/2024

Issued	09/686,470	Distributed Session Services
Issued: 9/20/2005	6,947,982
Expires: 3/10/2024

Issued	09/686,446	Rules-Based Notification System
Issued: 10/7/2003	6,631,363
Expires:

Settlement Agreement

Issued	09/686,447	System and Method for Handling a Unit of Work
Issued: 8/1/2006	7,086,062
Expires: 8/2/2023

Issued	09/686,442	Customizable User Window
Issued: 2/15/2005	6,857,017
Expires:

Issued	09/686,731	Workflow Encapsulation in Stateless Environments
Issued: 3/29/2005	6,874,008
Expires:

Issued	09/652,520	Configurable Space-Time Performance Trade-Off in Multidimensional Data Base Systems
Issued: 1/4/2005	6,839,711
Expires:

Issued	09/684,075	Integrated System for Constraint-Based Portfolio and Pipeline Optimization
Issued: 10/31/2006	7,130,809
Expires: 5/3/2024

Issued	09/684,076	System for Scheduling and Product Planning
Issued: 11/21/2006	7,139,719
Expires: 1/16/2024

Issued	09/333,894	System and Method for Promising Delivery of Configured Products with Selected Optimizations
Issued: 5/2/2006	7,039,602
Expires: 6/14/2019

Issued	09/594,652	Product Substitution Search Algorithm
Issued: 10/3/2006	7,117,163
Expires: 7/30/2023

Settlement Agreement

Issued	09/653,107	Multidimensional Database System with Intermediate Lockable Intersections
Issued: 12/2/2003	6,658,413
Expires:

Issued	09/551,899	Method and Apparatus for Supporting Multiple Alternative Graphical User Interfaces in Computer-Moderated Electronic Commerce
Issued: 2/21/2006	7,003,729
Expires: 4/19/2020

Issued	09/592,775	Electronic Marketplace Communication System
Issued: 10/2/2007	7,277,863
Expires: 2/10/2024

Issued	10/121,241	Computer-Implemented Automatic Classification of Product Description Information
Issued: 8/15/2006	7,093,233
Expires: 8/7/2024

Issued	10/008,733	Consolidation of Multiple Source Content Schemas in to a Single Target Content Schema
Issued: 8/31/2004	6,785,689
Expires:

Settlement Agreement

Issued	10/072,399	Sorted-Paged Retrieval of Hierachical Data from Relational Databases
Issued: 5/24/2005	6,898,593
Expires:

Issued	09/962,663	Routing Shipments According to Criticality
Issued: 12/27/2005	6,980,885
Expires: 7/20/2023

Issued	09/998,459	Mapping Between Part Numbers that are Based on Different Part Numbering Schemes
Issued: 1/17/2006	6,988,111
Expires: 11/20/2023

Issued	10/008,898	Computer-Implemented PDF Document Management
Issued: 5/17/2005	6,895,550
Expires:

Issued	09/409,069	Multi-Dimensional Data Management System
Issued: 4/2/2002	6,366,922
Expires:

Issued	08/951,714	Modeling of Object-Oriented Database Structures, Translation to Relational Database Structures, and Dynamic Searches Thereon
Issued: 4/16/2002	6,374,252
Expires: 10/16/2017

Issued	08/747,164	Search Engine for Remote Access to Database Management Systems
Issued: 1/2/2001	6,169,992
Expires:

Settlement Agreement

Issued	08/527,161	Method and Apparatus for Concurrency in an Object Oriented Database Using Lock Inhereitance Based on Class Objects
Issued: 4/21/1998	5,742,813
Expires:

Issued	08/339,481	Object Oriented Database Management System
Issued: 11/17/1998	5,838,965
Expires:

Issued	08/745,255	Dynamically Selectable Language Display System for Object Oriented Database Management System
Issued: 7/7/1998	5,778,356
Expires:

Issued	08/526,555	Method and System for Comparing Attributes in an Object-Oriented Management System
Issued: 11/10/1998	5,835,910
Expires:

Issued	10/059,645	Filtered Peer-to-Peer Business Communication in a Distributed Computer Environment
Issued: 6/10/2008	7,386,459
Expires: 5/29/2025

Settlement Agreement

Issued	09/998,363	Distributed Automated Software Graphical User Interface (GUI) Testing
Issued: 5/30/2006	7,055,137
Expires: 9/9/2023

Issued	09/992,283	Generating a Risk Assessment Regarding a Software Implementation Project
Issued: 4/15/2008	7,359,865
Expires: 4/15/2025

Issued	10/028,480	Graphical Design and Automatic Generation of Supply Chain collaboration Services Capable of Understanding Supply Chain Semantics
Issued: 5/2/2006	7,039,562
Expires: 5/1/2024

Issued	10/035,712	Reproducible Selection of Members in a Hierarchy
Issued: 1/29/2008	7,324,983
Expires: 12/29/2024

Issued	10/103,342	Generating a Sales Volume Forecast
Issued: 1/29/2008	7,324,955
Expires: 4/15/2025

Issued	10/090,342	Generating an Optimized Supplier Allocation Plan
Issued: 3/11/2008	7,343,311
Expires: 3/11/2025

Issued	10/119,990	Intelligent Fulfillment Agents
Issued: 5/20/2008	7,376,600
Expires: 5/17/2024

Issued	10/308,333	Operationalizing a Goal
Issued: 6/3/2008	7,383,240
Expires: 9/3/2025

Issued	10/279,182	Calculating Price Elasticity
Issued: 3/11/2008	7,343,355
Expires: 9/17/2025

Settlement Agreement

Issued	10/139,102	Forecasting a Last Time Buy Quantity for a Service Part Using a Low-Pass Filter Approach
Issued: 7/31/2007	7,251,614
Expires: 8/12/2025

Issued	10/163,782	System and Method for Configuring Software Using a Business Modeling Tool
Issued: 5/1/2007	7,213,232
Expires: 4/30/2024

Issued	10/223,925	Push Planning for Unserviceable Parts to Facilitate Repair Planning in a Repair Network
Issued: 10/2/2007	7,277,862
Expires: 4/6/2026

Issued	10/274,761	Automatically Identifying a Program Error in a Computer Program
Issued: 5/2/2006	7,039,833
Expires: 5/7/2024

Issued	10/393,793	Collaboratively Solving an Optimization Problem Using First and Second Optimization Software Each Having at Least Partial Information Concerning the O
Issued: 5/4/2004	6,731,998
Expires:

Settlement Agreement

Issued	10/755,437	Master Data Management System for Centrally Managing Cached Data Representing Core Enterprise Reference Data Maintained as Locked in True State Read Only Access Until Completion of Manipulation Process
Issued: 5/1/2007	7,213,037
Expires: 5/29/2025

Issued	10/414,892	Generating a Sampling Plan for Testing Generated Content
Issued: 3/15/2005	6,868,299
Expires:

Issued	10/840,928	Data Management System Providing a Data Thesaurus for Mapping Between Multiple Data Schemas or Between Multiple Domains within a Data Schema
Issued: 12/18/2007	7,310,646
Expires: 5/29/2025

Settlement Agreement

Issued	10/704,080	Collaborative Batch Aggregation and Scheduling in a Manufacturing Environment
Issued: 12/28/2004	6,836,689
Expires:

Issued	10/940,851	Optimization Using a Multi-Dimensional Data Model
Issued: 9/4/2007	7,266,549
Expires: 8/6/2025

Issued	09/550,407	Building Business Objects and Business Software Applications Using Dynamic Object Definitions of Ingrediential Objects
Issued: 9/7/2004	6,789,252
Expires:

Issued	11/024,299	Collaborative Batch Aggregation and Scheduling in a Manufacturing Environment
Issued: 4/4/2006	7,024,265
Expires: 12/28/2024

Issued	09/162,221	Enterprise Interaction Hub for Managing an Enterprise Web System
Issued: 7/4/2000	6,085,220
Expires: 9/28/2018

Settlement Agreement

Issued	09/036,010	System and Method for Maintaining a State for a User Session Using a Web System Having a Global Session Server
Issued: 6/13/2000	6,076,108
Expires: 3/6/2018

Issued	09/603,759	Enterprise Interaction Hub for Managing an Enterprise Web System
Issued: 3/19/2002	6,360,249
Expires: 7/28/2020

Issued	09/593,294	System and Method for Maintaining a State for a User Session Using a Web System
Issued: 11/12/2002	6,480,894
Expires: 5/30/2021

PENDING APPLICATIONS

Status	Serial No.	Title of Invention
Pending	90/008,630	Extensible Model Network Representation System for Process Planning
Filed on 5/10/2007

Pending	90/008,639	Framework for Negotiation and Tracking of Sale of Goods
Filed on 5/16/2007

Settlement Agreement

Pending	11/875,548	Computer-Implemented Product Valuation Tool
Filed on 10/19/2007

Pending	11/524,153	Computer-Implemented Product Valuation Tool
Filed on 9/20/2006

Pending	90/008,645	Extensible Model Network Representation System for Process Planning
Filed on 5/10/2007

Pending	11/634,056	System and Method for Multi-Enterprise Supply Chain Optimization
Filed on 12/5/2006

Pending	11/875,270	Binary Trees for Detecting Inventory Problems in an Enterprise Model
Filed on 10/19/2007

Pending	11/174,931	Binary Trees for Detecting Inventory Problems in an Enterprise Model
Filed on 7/5/2005

Settlement Agreement

Pending	11/773,901	System and Method for Performing a Business Process in a Multi-Enterprise, Collaborating Network
Filed on 7/5/2007

Pending	90/008,680	System and Method for Allocating Manufactured Products to Sellers
Filed on 6/1/2007

Pending	11/876,364	Method and System for Multi-Enterprise Optimization Using Flexible Trade Contracts
Filed on 10/22/2007

Pending	11/691,957	Method and System for Multi-Enterprise Optimization Using Flexible Trade Contracts
Filed on 3/27/2007

Pending	11/691,973	Method and System for Multi-Enterprise Optimization Using Flexible Trade Contracts
Filed on 3/27/2007

Settlement Agreement

Pending	11/109,346	Application-Driven Scheduling System and Method
Filed on 4/19/2005

Pending	11/931,717	Value Chain Management
Filed on 10/31/2007

Pending	11/779,126	Value Chain Management
Filed on 7/17/2007

Pending	11/876,120	System and Method for Generating Market Pricing Information for Non-Fungible Items
Filed on 10/22/2007

Pending	11/099,859	System and Method for Identifying a Product
Filed on 4/6/2005

Pending	11/384,640	Generating an Optimized Price Schedule for a Product
Filed on 3/20/2006

Pending	11/875,209	Generating an Optimized Price Schedule for a Product
Filed on 10/19/2007

Settlement Agreement

Pending	12/115,016	Generating an Optimized Price Schedule for a Product
Filed on 5/5/2008

Pending	11/120,588	Workflow Modeling Using an Acyclic Directed Graph Data Structure
Filed on 5/3/2005

Pending	11/875,159	Generating an Order Plan for a Supply Chain Network
Filed on 10/19/2007

Pending	11/545,308	Generating an Order Plan for a Supply Chain Network
Filed on 10/10/2006

Pending	11/751,348	Extreme Capacity Management in an Electronic Marketplace Environment
Filed on 5/21/2007

Pending	11/604,500	Generation and Execution of Custom Requests for Quote
Filed on 11/27/2006

Pending	11/875,115	Redistribution of Parts in a Distribution Network
Filed on 10/19/2007

Settlement Agreement

Pending	12/031,975	Optimized Deployment of Parts in a Supply Chain Network
Filed on 2/15/2008

Pending	11/696,297	Redistribution of Parts in a Disbribution Network
Filed on 4/4/2007

Pending	11/876,210	Optimized Deployment of Parts in a Distribution Network
Filed on 10/22/2007

Pending	11/767,699	Optimized Deployment of Parts in a Distribution Network
Filed on 6/25/2007

Pending	11/872,940	Pre-Qualifying Sellers During the Matching Phase of an Electronic Commerce Transaction
Filed on 10/16/2007

Pending	11/877,825	Providing Market Feedback Associated with Electronic Commerce Transactions to Sellers
Filed on 10/24/2007

Pending	11/928,646	Content Enhancement for Analyzing Data in a Database
Filed on 10/30/2007

Settlement Agreement

Pending	11/834,152	Content Enhancement for Analyzing Data in a Database
Filed on 8/6/2007

Pending	11/105,109	Providing Visualization of Market Offers Using a Multi-Dimensional Display Including Geometrically Shaped Icons
Filed on 4/13/2005

Pending	11/358,149	System and Method for Tracking Web Campaign Effectiveness
Filed on 2/21/2006

Pending	11/941,493	Customized State Machine and State Aggregation Technique for Processing Collaborative and Transactional Business Objects
Filed on 11/16/2007

Settlement Agreement

Pending	11/876,483	Filtered Peer-to-Peer Business Communication in a Distributed Computer Environment
Filed on 10/22/2007

Pending	11/697,816	Facilitating the Negotiation of Standards for Inter-Enterprise Collaboration Between Trading Partners
Filed on 4/9/2007

Pending	11/877,252	Reproducible Selection of Members in a Hierarchy
Filed on 10/23/2007

Pending	11/876,984	Generating a Sales Volume Forecast
Filed on 10/23/2007

Pending	11/876,941	Generating an Optimized Supplier Allocation Plan
Filed on 10/23/2007

Pending	11/877,087	Intelligent Fulfillment Agents
Filed on 10/23/2007

Pending	11/185,169	Intelligent Fulfillment Agents
Filed on 7/20/2005

Settlement Agreement

Pending	11/876,089	Calculating Price Elasticity
Filed on 10/22/2007

Pending	11/927,312	Master Data Management System for Centrally Managing Core Reference Data Associated with an Enterprise
Filed on 10/29/2007

Pending	11/697,966	Master Data Management System for Centrally Managing Core Reference Data Associated with an Enterprise
Filed on 4/9/2007

Pending	11/927,269	Master Data Management System for Centrally Managing Core Reference Data Associated with an Enterprise
Filed on 10/29/2007

Settlement Agreement

Pending	11/877,857	Data Management System Providing a Data Thesaurus for Mapping Between Multiple Data Schemas or Between Multiple Domains within a Data Schema
Filed on 10/24/2007

Pending	11/875,403	Demand Breakout for a Supply Chain
Filed on 10/19/2007

Pending	11/927,209	Enterprise Solution Framework Incorporating a Master Data Management System for Centrally Managing Core Reference Data Associated with an Enterprise
Filed on 10/29/2007

Pending	11/760,229	Optimization Using a Multi-Dimensional Data Model
Filed on 6/8/2007

Settlement Agreement

Pending	09/639,491	Computer-Implemented Monitoring and Management of Business Processes and Associated Resources
Filed on 8/15/2000

Pending	09/510,607	System and Method for Managing ATP
Filed on 2/22/2000

Pending	09/528,457	System and Method for Multi-Party Constrained Optimization
Filed on 3/17/2000

Pending	09/791,481	Electronic Marketplace Providing Service Parts Inventory Planning and Management
Filed on 2/22/2001

Pending	09/686,711	System and Method for Providing Electronic Financial Transaction Services
Filed on 10/10/2000

Settlement Agreement

Pending	09/776,130	System and Method for Brokering Food Order Transactions Among a Plurality of Unaffiliated Sellers
Filed on 2/2/2001

Pending	09/675,415	System and Method for Rendering Content According to Availability Data for One or More Items
Filed on 9/29/2000

Pending	09/956,439	Generating an Ordering of Workflow Items Given a Partial Ordering and Extension Data
Filed on 9/18/2001

Pending	09/750,617	System and Method for Negotiating According to Improved Matching Criteria
Filed on 12/20/2000

Settlement Agreement

Pending	09/745,978	System and Method for Facilitating Electronic Commerce Transactions
Filed on 12/22/2000

Pending	09/896,388	Generating an Optimized Price Schedule for a Product
Filed on 6/28/2001

Pending	09/972,127	Collaborative Fulfillment in a Distributed Supply Chain Environment
Filed on 10/4/2001

Pending	09/895,654	Translation Between Product Classification Schemas
Filed on 6/28/2001

Pending	09/895,525	Association of Data with a Product Classification Schema
Filed on 6/28/2001

Pending	09/859,266	Facilitating Electronic Commerce Transactions Using a Shared Product Data Repository
Filed on 5/16/2001

Settlement Agreement

Pending	09/944,735	Information Exchange in an Electronic Trading Network
Filed on 8/31/2001

Pending	10/108,939	Determining a Combined Price Adjustment Applicable to a Base Price of an Item in a Purchase
Filed on 3/27/2002

Pending	10/011,572	Planning and Scheduling of Maintenance, Repair, and Overhaul Services
Filed on 11/12/2001

Pending	09/957,831	Baseline Cost Savings Analysis
Filed on 9/21/2001

Pending	10/004,725	Generating a Supply Chain Plan
Filed on 12/4/2001

Pending	10/120,571	Distributed Inventory Management
Filed on 4/10/2002

Pending	10/051,826	Technique for Electronic Commerce Communications
Filed on 1/16/2002

Pending	09/970,052	Displaying Market Data
Filed on 10/3/2001

Settlement Agreement

Pending	10/428,991	Displaying Values Specified in a Number of Offers for a Number of Offer Variables with Respect to Price
Filed on 5/1/2003

Pending	09/970,371	Providing Visualization of Market Offers Using Patterns of Geometric Display Elements
Filed on 10/2/2001

Pending	09/976,750	Displaying Strikes Between Bids and Asks in a Market Over Time Using Polygons
Filed on 10/12/2001

Pending	09/945,297	Locally Generating Price Quotes Using One or More Pricing Tools Received From a Seller
Filed on 8/31/2001

Pending	10/378,802	Sourcing Under Quantity Pricing Rules
Filed on 3/3/2003

Pending	09/970,256	Facilitating Order Entry
Filed on 10/3/2001

Settlement Agreement

Pending	09/978,926	Providing Decision Support Through Visualization of Participant Past Performance in an Electronic Commerce Environment
Filed on 10/16/2001

Pending	10/002,433	Order Acceleration Through User Document Storage Reuse
Filed on 10/23/2001

Pending	09/685,517	System and Method for Pricing Products
Filed on 10/9/2000

Pending	09/963,960	Large-Scale Supply Chain Planning System and Method
Filed on 9/25/2001

Pending	10/032,903	Generating, Updating, and Managing Multi-Taxonomy Environments
Filed on 10/19/2001

Pending	09/945,296	Dynamic Pricing in an Unbalanced Market
Filed on 8/31/2001

Settlement Agreement

Pending	09/820,370	System and Method for Matching Buyers and Sellers in a Marketplace
Filed on 3/11/2001

Pending	09/688,032	System for Planning New Product Release
Filed on 10/8/2000

Pending	09/684,074	Consumer Purchasing System
Filed on 10/8/2000

Pending	09/680,603	System and Method for Displaying Graphs
Filed on 10/8/2000

Pending	10/103,384	Demand Planning Using Exchange Balances
Filed on 3/19/2002

Pending	09/971,718	Facilitating the Negotiation of Standards for Inter-Enterprise Collaboration Between Trading Partners
Filed on 10/4/2001

Pending	10/175,488	Continuous Production Planning Using a Transition Matrix
Filed on 6/19/2002

Settlement Agreement

Pending	10/080,368	Facilitating Business Transactions Between Trading Networks
Filed on 2/21/2002

Pending	10/315,282	Generating an Optimized Pricing Plan
Filed on 12/9/2002

Pending	10/165,640	Managing Plan Problems Across Planning Cycles
Filed on 6/7/2002

Pending	10/672,537	Distributing Consumer Demand Upstream in a Supply Chain
Filed on 9/26/2003

Pending	10/103,383	Third Party Certification of Content in Electronic Commerce Transactions
Filed on 3/19/2002

Pending	10/164,448	Software Valuation Simulation Tool
Filed on 6/6/2002

Pending	10/223,845	On-Demand Repair Planning
Filed on 8/19/2002

Settlement Agreement

Pending	10/224,240	Pull Planning for Serviceable Parts to Facilitate On-Demand Repair Planning
Filed on 8/19/2002

Pending	10/691,320	Pull Planning for Unserviceable Parts in Connection with On-Demand Repair Planning
Filed on 10/22/2003

Pending	10/847,422	Master Data Management System for Centrally Managing Core Reference Data Associated with an Enterprise
Filed on 5/17/2004

Pending	10/847,037	Master Data Management System for Centrally Managing Core Reference Data Associated with an Enterprise
Filed on 5/17/2004

Settlement Agreement

Pending	10/611,560	Data Integration System with Programmatic Source and Target Interfaces
Filed on 6/30/2003

Pending	10/611,276	Data Integration System with Programmatic Source and Target Interfaces
Filed on 6/30/2003

Pending	10/611,779	Data Integration System with Programmatic Source and Target Interfaces
Filed on 6/30/2003

Pending	10/841,003	System Providing for Inventory Optimization in Association with a Centrally Managed Master Repository for Core Reference Data Associated with an Enter
Filed on 5/7/2004

Pending	10/836,002	Estimating Demand For a Supply Chain According to Order Lead Time
Filed on 4/29/2004

Settlement Agreement

Pending	10/836,041	Determining a Policy Parameter for an Entity of a Supply Chain
Filed on 4/29/2004

Pending	10/836,448	Determining an Inventory Target for a Node of a Supply Chain
Filed on 4/29/2004

Pending	10/836,135	Optimizing an Inventory of a Supply Chain
Filed on 4/29/2004

Pending	10/836,042	Determining Order Lead Time for a Supply Chain Using a Probability Distribution for Expected Order Lead Time
Filed on 4/29/2004

Pending	10/739,979	System, Method, and Software for Multi-Party Constrained Optimization
Filed on 12/17/2003

Pending	10/894,248	Optimizing Inventory in Accordance with a Constrained Network
Filed on 7/19/2004

Settlement Agreement

Pending	10/846,104	Incorporating a Repair Vendor Into Repair Planning for a Supply Chain
Filed on 5/14/2004

Pending	10/845,985	Repair Vendor Model for Multi-Echelon Repair Planning-Replenishment Orders
Filed on 5/14/2004

Pending	10/846,320	Planning a Supply of Items to a First Location Associated with a Supply Chain from One or More Second Locations Associated with the Supply Chain
Filed on 5/14/2004

Pending	10/823,056	Demand Breakout for a Supply Chain
Filed on 4/13/2004

Settlement Agreement

Pending	10/847,009	Enterprise Solution Framework Incorporating a Master Data Management System for Centrally Managing Core Reference Data Associated with an Enterprise
Filed on 5/17/2004

Pending	11/218,876	System and Method for Network Visualization and Plan Review
Filed on 9/2/2005

Pending	11/682,772	Hierarchical Metrics Portal and Associated Method
Filed on 3/6/2007

Pending	11/474,317	System, Computer-Implemented Method, and Software for Vessel Scheduling for Product Distribution
Filed on 6/23/2006

Settlement Agreement

Pending	11/700,387	System and Method for Supply Chain Planning as a Managed Service
Filed on 1/31/2007

Pending	11/371,985	Custom Application Builder for Supply Chain Management
Filed on 3/8/2006

Pending	11/371,960	Configurable State Model for Supply Chain Management
Filed on 3/8/2006

Pending	11/158,371	Program-Based Supply Chain Management
Filed on 6/20/2005

Pending	12/056,555	Generic Data Staging and Loading Using Enhanced Metadata and Associated Method
Filed on 3/27/2008

Pending	12/043,240	Sentient Optimization for Continuous Supply Chain Management
Filed on 3/6/2008

Settlement Agreement

Pending	12/021,103	Time-Based Decomposition for Optimization of Master Planning Problems
Filed on 1/28/2008

Pending	12/021,088	Sub-Problem Optimization of Supply Chain Planning Problems
Filed on 1/28/2008

Pending	12/055,100	System and Method for Providing an Intelligent Configuration Rationalization Solution
Filed on 3/25/2008

Pending	12/102,247	Business-to-Business Internet Infrastructure
Filed on 4/14/2008

Pending	12/108,947	System and Method for Allocating Manufactured Products to Sellers Using Profitable Order Promising
Filed on 4/24/2008

Settlement Agreement

Pending	11/872,464	System and Method for a Transportation Capacity Exchange
Filed on 10/15/2007

Pending	61/047,887	Dynamically Routing Salvage Orders and Associated Method
Filed on 4/25/2008

Settlement Agreement

Exhibit E

Additional Amount to be Paid to i2

The Additional Amount to be paid to i2 shall be determined in accordance with the following procedure. The Parties shall submit to the judge in the Texas Action the list of 12 questions (the “Construction Questions”) set forth below relating to construction of 12 claim terms of the patents at issue in the Texas Action, the proper construction of which is in dispute and that have been the subject of full Markman briefings and a Markman hearing in the Texas Action. Eleven of the questions request the judge to determine whether i2’s proposed construction or SAP’s proposed construction is more correct, and one question asks the judge to determine whether a claim term is indefinite (the “Indefiniteness Question”), all of which the judge shall be asked to do based upon the Markman briefings previously submitted by the Parties and the Markman hearing. After the judge has answered all 12 Construction Questions, the Additional Amount shall be determined as follows:

1. For each Construction Question that the judge answers that i2’s proposed construction is more correct, the Additional Amount shall be increased by US$4,166,666.67.

2. For each Construction Question that the judge answers that SAP’s proposed construction is more correct, the Additional Amount shall be increased by zero.

3. If the judge answers the Indefiniteness Question “no,” then the Additional Amount shall be increased by US$4,166,666.67.

4. If the judge answers the Indefiniteness Question “yes,” then the Additional Amount shall be increased by zero.

The Construction Questions are set forth on the following Mediation Resolution Form:

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

MARSHALL DIVISION

i2 Technologies US, Inc., and i2 Technologies, Inc., Plaintiffs,
v.	Civil Action No. 2-06-CV-352-TJW
SAP AG, and SAP America, Inc. Defendants.	JURY TRIAL REQUESTED

Settlement Agreement

MEDIATION RESOLUTION FORM

Supply Chain Modeling Patents

United States Patent No. 5,764,543; 5,930,156

1. Which of the following proposed constructions of “extension selector fields” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Extension selector fields	A field that extends a model type in order to support additional information	Two or more attribute fields having user-chosen values that specify one of a plurality of extensions

i2 or SAP:

2. Which of the following proposed constructions of “optional extensions” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Optional extensions	Attributes that allow a user to customize the model	Two or more predefined fields that increase the total number of fields in a model

i2 or SAP:

Settlement Agreement

Negotiation Patent

United States Patent No. 6,055,519

3. Which of the following proposed constructions of “deal” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Deal	Information common to a request, promise, and acceptance	Information containing an object oriented description of a contract, that is common to a request, promise, and acceptance

i2 or SAP:

4. Which of the following proposed constructions of “state of negotiation” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
State of negotiation	Information describing the status of the negotiation and relevant terms	One of a discernable set of conditions for a negotiation that is entered into via one or more transitions from other states

i2 or SAP:

5. Which of the following proposed constructions of “object” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Object	An identifiable software component	An encapsulation of data and services that manipulate that data

i2 or SAP:

Settlement Agreement

Collaboration Patent

United States Patent No. 5,983,194

6. Which of the following proposed constructions of “demand” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Demand	Data representing a needed product	Data representing what kind and how many of a needed product, and when the product is needed

i2 or SAP:

7. Is the claim term “planning capability data” indefinite?

Yes or No:

8. Which of the following proposed constructions of “planning system” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Planning system	A manual or automatic system for generating a plan or schedule for a manufacturing process	A computer system for a factory that generates an output plan that accounts for actual demand and supply information

i2 or SAP:

Settlement Agreement

ATP Patents

United States Patent Nos. 6,188,989; 6,167,380; 7,085,729

9. Which of the following proposed constructions of “allocation value” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Allocation value	Unconsumed supply allocated to a seller	A value in a product forecast model that represents the sum of promised quantities from suppliers, and which does not change when customer orders are received

i2 or SAP:

10. Which of the following proposed constructions of “available to promise” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Available to promise	Quantity of product that is available for delivery to a customer	Amount of product that is produced based on forecast orders and generated from supplier-side promises based on forecasted sales, not on specific customer orders

i2 or SAP:

11. Which of the following proposed constructions of “commitment level” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Commitment level	Agreements to sell products to customers	A quantity of product that a seller obligates itself to sell such that it results in the generation of forecast requests to a supplier that result in the generation of promised supply

i2 or SAP:

Settlement Agreement

12. Which of the following proposed constructions of “product forecast model” does the Court find is more correct:

CLAIM ELEMENT	i2’S PROPOSAL	SAP’S PROPOSAL
Product forecast model	A representation of forecasted sales of a product	A data structure having allocated, requested and promised values

i2 or SAP:

Settlement Agreement